Exhibit 10.26

Executive Officer Compensation Information – 2014 Salaries and Target Bonus Percentages

The table below provides information regarding the annual base salaries and target bonus percentages for the Company’s executive officers currently employed by the Company for the 2014 performance period:

Named Executive Officer	2014 Annual Base Salary	2014 Target Bonus Percentage(1)
Ronald W. Barrett, PhD	$500,000	90%
Chief Executive Officer
Vincent J. Angotti	$439,202	60%
Executive Vice President, Chief Operating Officer
Gregory T. Bates, DVM	$346,080	40%
Senior Vice President of Regulatory Affairs and Quality
Gianna M. Bosko	$364,487	40%
Senior Vice President, Chief Legal Officer and Secretary
William G. Harris	$380,271	40%
Senior Vice President of Finance and Chief Financial Officer
Richard K. Kim, MD	$365,000	40%
Senior Vice President of Clinical Development and Medical Affairs and Chief Medical Officer
David R. Savello, PhD	$373,450	40%
Senior Vice President of Development Operations

(1)	Represents a percentage of 2014 annual base salary pursuant to the terms and conditions of the XenoPort, Inc. Corporate Bonus Plan.